Exhibit 99.2
GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2008 and 2007

GRAND AVENUE, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

Page
ACCOUNTANTS’ REPORT	1

FINANCIAL STATEMENTS

Consolidated Balance Sheets	2 - 3

Consolidated Statements of Income and Retained Earnings	4

Consolidated Statements of Cash Flows	5

Selected Information — Substantially All Disclosures Are Not Incuded	6

To the Shareholders
Grand Avenue, Inc. and Subsidiaries
Pittsburgh, Pennsylvania
We have compiled the accompanying consolidated balance sheets of Grand Avenue, Inc. and Subsidiaries (the “Company”) as of March 31, 2008 and 2007 and the consolidated statements of income and retained earnings, and cash flows for the three months then ended in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
A compilation is limited to presenting in the form of consolidated financial statements information that is the representation of management. We have not audited or reviewed the accompanying consolidated financial statements and, accordingly do not express an opinion or any other form of assurance on them.
Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the consolidated financial statements they might influence the user’s conclusions about the Company’s financial position, results of operations and cash flows. Accordingly, these consolidated financial statements are not designed for those who are not informed about such matters.
BOBER, MARKEY, FEDOROVICH & COMPANY
July 15, 2008

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2008 and 2007

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,254,111	$1,347,029
Accounts receivable — trade	16,011,900	12,473,928
Inventory	7,870,323	8,168,652
Deposit on equipment	—	644,000
Prepaid expenses	95,000	46,941

TOTAL CURRENT ASSETS	26,231,334	22,680,550
PROPERTY AND EQUIPMENT
Land	1,304,587	736,894
Buildings and improvements	4,769,335	4,042,936
Furniture and fixtures	579,580	553,075
Machinery	21,940,951	20,698,810
Autos and trucks	4,393,622	3,996,163

	32,988,075	30,027,878
Less: Accumulated depreciation	(15,888,320)	(13,936,332)

NET PROPERTY AND EQUIPMENT	17,099,755	16,091,546
OTHER ASSETS
Goodwill	275,000	250,000
Other intangible assets, net	60,000	45,833

TOTAL OTHER ASSETS	335,000	295,833

TOTAL ASSETS	$43,666,089	$39,067,929

See accountants’ report.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2008 and 2007

	2008	2007
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long term debt	$168,800	$200,267
Accounts payable — trade	2,012,634	3,835,881
Liability for outstanding checks	95,424	—
Income taxes payable	1,043,425	81,304
Deferred income taxes	—	926,000
Accrued expenses	322,678	—
Advances payable — related parties	1,366,283	599,484

TOTAL CURRENT LIABILITIES	5,009,244	5,642,936
NON-CURRENT LIABILITIES
Deferred income taxes	331,000	414,000
Long term debt	—	168,799

TOTAL NON-CURRENT LIABILITIES	331,000	582,799
SHAREHOLDERS’ EQUITY
Common stock, no stated value, 10,000 shares authorized, 7,500 shares issued and outstanding	136,000	136,000
Additional paid in capital	635,000	635,000
Retained earnings	37,554,845	32,071,194

TOTAL SHAREHOLDERS’ EQUITY	38,325,845	32,842,194

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,666,089	$39,067,929

See accountants’ report.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
For the Three Months Ended March 31, 2008 and 2007

	2008	2007
NET SALES	$35,624,160	$24,177,863
COST OF SALES	22,767,137	15,084,286

GROSS PROFIT	12,857,023	9,093,577
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,847,417	3,924,852
DEPRECIATION AND AMORTIZATION	552,973	472,144

INCOME FROM OPERATIONS	7,456,633	4,696,581
GAIN ON DEPOSIT FROM BUYER	1,000,000	—
OTHER INCOME	41,424	35,562

INCOME BEFORE INCOME TAXES	8,498,057	4,732,143
INCOME TAX PROVISION (BENEFIT)
Current	507,478	(215,213)
Deferred	(170,000)	448,000

TOTAL INCOME TAX PROVISION	337,478	232,787

NET INCOME	8,160,579	4,499,356
RETAINED EARNINGS, BEGINNING OF PERIOD	34,894,271	29,821,838
DISTRIBUTIONS TO SHAREHOLDERS	(5,500,005)	(2,250,000)

RETAINED EARNINGS, END OF PERIOD	$37,554,845	$32,071,194

See accountants’ report.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,160,579	$4,499,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	552,973	472,144
Deferred income taxes	(170,000)	448,000
Loss on disposal of equipment	13,604	—
Changes in operating assets and liabilities:
Accounts receivable — trade	(3,849,181)	(1,435,385)
Inventory	177,093	(1,232,089)
Prepaid expenses	4,690	(161)
Accounts payable — trade and liability for outstanding checks	411,248	2,271,363
Income taxes payable	356,426	(384,092)
Accrued expenses	117,128	(186,639)

NET CASH PROVIDED BY OPERATING ACTIVITIES	5,774,560	4,452,497
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment	(176,264)	(623,754)
Deposit on property and equipment	—	(194,000)

NET CASH USED IN INVESTING ACTIVITIES	(176,264)	(817,754)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on line of credit	—	(700,000)
Payments on notes payable	(50,066)	(50,067)
Net (payments) borrowings on advances payable — related parties	(114,026)	180,224
Distributions paid to shareholders	(5,500,005)	(2,250,000)

NET CASH USED IN FINANCING ACTIVITIES	(5,664,097)	(2,819,843)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(65,801)	814,900
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,319,912	532,129

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,254,111	$1,347,029

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	$229,000	$120,840

Interest paid	$—	$14,437

See accountants’ report.

GRAND AVENUE, INC. AND SUBSIDIARIES
SELECTED INFORMATION — Substantially All Disclosures Are Not Included
March 31, 2008 and 2007
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements reflect the accounts of Grand Avenue, Inc. and its wholly-owned subsidiaries, Assad Iron and Metals, Inc., Heidelberg Metals, Inc. (dba Neville Metals), Neville Recycling LLC, Hempfield Industries, Ltd. and Hempfield Partners, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.
Nature of Operations
Grand Avenue, Inc. and Subsidiaries (the “Company”) buys, processes and sells ferrous and non-ferrous scrap metals. A significant portion of the Company’s sales are to customers, throughout the United States of America, in the foundry and steel industries.
Basis of Presentation
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
Certain information related to the Company’s organization, significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited consolidated financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and the income statement for the periods presented.
Operating results for the interim periods are not necessarily indicative of the results that can be expected for a full year. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the years ended December 31, 2007, 2006 and 2005, included in this filing.
NOTE 2 — SALE AGREEMENT
On May 1, 2008, the Companies completed the sale of substantially all of the assets of the Company (except for approximately $2,051,000 of assets and $1,811,000 of liabilities which were owned by Hempfield Industries, Ltd. and Hempfield Partners, Inc.) to Metalico, Inc. for $80.7 million.